UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 1, 2010

WEBTRADEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-127389	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292, West Palm Beach, FL 33411
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 228 - 6148

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NEWS RELEASE

Webtradex International Corp. announces resignation of its COO

WEST PALM BEACH, Fla, November 1, 2010 - Webtradex International Corp. (OTCBB: ZDVN) (“The Company”) announces that Mr. Randy Berger has resigned as chief operating officer of the Company effective immediately to pursue other interests.

Kam Shah, the CEO comments, “On behalf of the Board and the Company we want to thank Mr. Berger for his services and contribution to the Company and wish him the very best.”

ABOUT THE COMPANY

Webtradex International Corporation is seeking to expand into the internet industry by acquiring internet-related technologies and other related assets.

For further information regarding this press release, investment opportunities, or other questions, please contact the Company at 1-888-884-9521.

This News Release does not constitute an offer to sell or a solicitation of an offer to sell any securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States or to a U.S. Person unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2010

WEBTRADEX INTERNATIONAL CORPORATION

By:   /S/
Kam Shah
Chief Exective Office